UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2011

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Six Flags Entertainment Corporation (the “Company”) determined not to nominate Daniel C. Murphy to the Board for re-election, and Mr. Murphy retired as a director upon expiration of his term at the Annual Meeting of Stockholders (the “Annual Meeting”) that was held on May 4, 2011. Also, as of May 4, 2011, Mr. Murphy is no longer serving on the Audit Committee of the Company.

Also as previously disclosed, effective as of May 4, 2011, the Nominating and Corporate Governance Committee consists of Messrs. Baker (Chair), Nabi and Owens.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On May 4, 2011, the Company held its Annual Meeting.  There were 27,450,914 shares of common stock entitled to vote and 21,663,004 shares were voted in person or by proxy.  At the Annual Meeting, six proposals were voted on and the final results for the votes regarding each proposal are set forth below.

1.                                      Election of Directors.  The following eight nominees were elected to the Board to serve for the ensuing year and until their respective successors are elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Vote
John W. Baker	20,263,272	1,199	—	1,398,533
Kurt M. Cellar	20,263,537	934	—	1,398,533
Charles A. Koppelman	20,263,517	954	—	1,398,533
Jon L. Luther	20,263,503	968	—	1,398,533
Usman Nabi	20,263,392	1,079	—	1,398,533
Stephen D. Owens	20,263,537	934	—	1,398,533
James Reid-Anderson	20,261,188	3,283	—	1,398,533
Richard W. Roedel	19,545,686	718,785	—	1,398,533

2.                                      Employee Stock Purchase Plan.  The Six Flags Entertainment Corporation Employee Stock Purchase Plan was approved.

For	Against	Abstain	Broker Non-Vote
20,236,800	14,662	13,009	1,398,533

3.                                      Charter Amendment.  An amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 60,000,000 shares to 140,000,000 shares was approved.

For	Against	Abstain	Broker Non-Vote
17,976,135	3,470,212	216,657	—

4.                                      Independent Auditor.  The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011 was ratified.

For	Against	Abstain	Broker Non-Vote
21,654,920	6,880	1,204	—

5.                                      Advisory Vote on Executive Compensation.  The compensation paid to the Company’s named executive officers was approved on an advisory basis.

For	Against	Abstain	Broker Non-Vote
19,742,963	507,046	14,462	1,398,533

6.                                      Advisory Vote on Frequency of Advisory Vote on Executive Compensation.  The advisory proposal to hold an advisory vote on executive compensation once every three years was approved on an advisory basis.

1 Yr	2 Yrs	3 Yrs	Abstain	Broker Non-Vote
3,026,295	34,986	17,096,139	107,051	1,398,533

The Board has considered the outcome of the foregoing stockholder voting results in which every “three years” received the highest number of votes cast on the frequency proposal, and the Board has determined to hold non-binding advisory votes on executive compensation every three years.  Accordingly, the next non-binding advisory vote on executive compensation will be held at the Company’s 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
Name: Lance C. Balk
Title: Executive Vice President and General Counsel

Date: May 9, 2011